Exhibit (h)(1)(e)(iii)
Exhibit A
Schedule to Administration Agreement
as of February 17, 2012

	Fee Rate*:
	Institutional and
	Administrative Classes			Classes A, B & C
	Core			Core
Fund	Expenses**	Other	Total	Expenses**	Other	Total
Allianz AGIC Emerging Markets Opportunities	0.15	0.25	0.40	0.15	0.35	0.50
Allianz AGIC Global	0.15	0.20	0.35	0.15	0.30	0.45
Allianz AGIC Growth	0.10	0.20	0.30	0.10	0.30	0.40
Allianz AGIC Income & Growth	0.10	0.20	0.30	0.10	0.30	0.40
Allianz AGIC International	0.15	0.25	0.40	0.15	0.35	0.50
Allianz AGIC Mid-Cap Growth	0.10	0.20	0.30	0.10	0.30	0.40
Allianz AGIC Opportunity	0.10	0.20	0.30	0.10	0.30	0.40
Allianz AGIC Pacific Rim	0.15	0.25	0.40	0.15	0.35	0.50
Allianz AGIC Systematic Growth	0.10	0.20	0.30	0.10	0.30	0.40
Allianz AGIC Target	0.10	0.20	0.30	0.10	0.30	0.40
Allianz NFJ All-Cap Value	0.10	0.20	0.30	0.10	0.30	0.40
Allianz NFJ Dividend Value	0.10	0.20	0.30	0.10	0.30	0.40
Allianz NFJ International Value	0.15	0.25	0.40	0.15	0.35	0.50
Allianz NFJ Large-Cap Value	0.10	0.20	0.30	0.10	0.30	0.40
Allianz NFJ Mid-Cap Value	0.10	0.20	0.30	0.10	0.30	0.40
Allianz NFJ Renaissance	0.10	0.20	0.30	0.10	0.30	0.40
Allianz NFJ Small-Cap Value	0.10	0.20	0.30	0.10	0.30	0.40
Allianz RCM Disciplined International Equity	0.15	0.25	0.40	0.15	0.35	0.50
Allianz RCM Global Resources	0.15	0.20	0.35	0.15	0.30	0.45
Allianz RCM Global Small-Cap	0.15	0.20	0.35	0.15	0.30	0.45
Allianz RCM Large-Cap Growth	0.10	0.20	0.30	0.10	0.30	0.40
Allianz RCM Mid-Cap	0.10	0.20	0.30	0.10	0.30	0.40
Allianz RCM Strategic Growth	0.10	0.20	0.30	0.10	0.30	0.40
Allianz RCM Technology	0.15	0.15	0.30	0.15	0.25	0.40
Allianz RCM Wellness	n/a	n/a	n/a	0.15	0.25	0.40

*	The fee rates in the table are subject to breakpoints. See “Breakpoints” below.

**	Core Expenses include custody, portfolio accounting and tax preparation expenses.
Not all Funds offer each share class listed above.

	Class P Shares - Fee Rate*
	Core
Fund	Expenses**	Other	Total
Allianz AGIC Emerging Markets Opportunities	0.15	0.35	0.50
Allianz AGIC Global	0.15	0.30	0.45
Allianz AGIC Growth	0.10	0.30	0.40
Allianz AGIC Income & Growth	0.10	0.30	0.40
Allianz AGIC International	0.15	0.35	0.50
Allianz AGIC Mid-Cap Growth	0.10	0.30	0.40
Allianz AGIC Opportunity	0.10	0.30	0.40
Allianz AGIC Pacific Rim	0.15	0.35	0.50
Allianz AGIC Systematic Growth	0.10	0.30	0.40
Allianz AGIC Target	0.10	0.30	0.40
Allianz NFJ All-Cap Value	0.10	0.30	0.40
Allianz NFJ Dividend Value	0.10	0.30	0.40
Allianz NFJ International Value	0.15	0.35	0.50
Allianz NFJ Large-Cap Value	0.10	0.30	0.40
Allianz NFJ Mid-Cap Value	0.10	0.30	0.40
Allianz NFJ Renaissance	0.10	0.30	0.40
Allianz NFJ Small-Cap Value	0.10	0.30	0.40
Allianz RCM Global Resources	0.15	0.30	0.45
Allianz RCM Global Small-Cap	0.15	0.30	0.45
Allianz RCM Large-Cap Growth	0.10	0.30	0.40
Allianz RCM Mid-Cap	0.10	0.30	0.40
Allianz RCM Strategic Growth	0.10	0.30	0.40
Allianz RCM Technology	0.15	0.25	0.40

*	The fee rates in the table are subject to breakpoints. See “Breakpoints” below.

**	Core Expenses include custody, portfolio accounting and tax preparation expenses.

	Class D Shares - Fee Rate*
	Core
Fund	Expenses**	Other	Total
Allianz AGIC Emerging Markets Opportunities	0.15	0.35	0.50
Allianz AGIC Global	0.15	0.30	0.45
Allianz AGIC Growth	0.10	0.30	0.40
Allianz AGIC Income & Growth	0.10	0.30	0.40
Allianz AGIC International	0.15	0.35	0.50
Allianz AGIC Mid-Cap Growth	0.10	0.30	0.40
Allianz AGIC Opportunity	0.10	0.30	0.40
Allianz AGIC Pacific Rim	0.15	0.35	0.50
Allianz AGIC Systematic Growth	0.10	0.30	0.40
Allianz AGIC Target	0.10	0.30	0.40
Allianz NFJ All-Cap Value	0.10	0.30	0.40
Allianz NFJ Dividend Value	0.10	0.30	0.40
Allianz NFJ International Value	0.15	0.35	0.50
Allianz NFJ Large-Cap Value	0.10	0.30	0.40
Allianz NFJ Mid-Cap Value	0.10	0.30	0.40
Allianz NFJ Renaissance	0.10	0.30	0.40
Allianz NFJ Small-Cap Value	0.10	0.30	0.40
Allianz RCM Disciplined International Equity	0.15	0.35	0.50
Allianz RCM Global Resources	0.15	0.30	0.45
Allianz RCM Global Small-Cap	0.15	0.30	0.45
Allianz RCM Large-Cap Growth	0.10	0.30	0.40
Allianz RCM Mid-Cap	0.10	0.30	0.40
Allianz RCM Strategic Growth	0.10	0.30	0.40
Allianz RCM Technology	0.15	0.30	0.40
Allianz RCM Wellness	0.15	0.30	0.40

*	The fee rates in the table are subject to breakpoints. See “Breakpoints” below.

**	Core Expenses include custody, portfolio accounting and tax preparation expenses.

	Class R Shares - Fee Rate*
	Core
Fund	Expenses**	Other	Total
Allianz AGIC Global	0.15	0.30	0.45
Allianz AGIC Growth	0.10	0.30	0.40
Allianz AGIC Income & Growth	0.10	0.30	0.40
Allianz AGIC International	0.15	0.35	0.50
Allianz AGIC Opportunity Fund	0.10	0.30	0.40
Allianz NFJ Dividend Value	0.10	0.30	0.40
Allianz NFJ International Value	0.15	0.35	0.50
Allianz NFJ Large-Cap Value	0.10	0.30	0.40
Allianz NFJ Renaissance	0.10	0.30	0.40
Allianz NFJ Small-Cap Value	0.10	0.30	0.40
Allianz RCM Large-Cap Growth	0.10	0.30	0.40
Allianz RCM Mid-Cap	0.10	0.30	0.40

*	The fee rates in the table are subject to breakpoints. See “Breakpoints” below.

**	Core Expenses include custody, portfolio accounting and tax preparation expenses.
Breakpoints
Domestic Funds (Includes all Allianz Funds not listed under “Global Funds” or “International Funds” below):
The total administrative fee rate for each class of shares of each Fund shall be reduced according to the following schedule, each based on such Fund’s aggregate average daily net assets: by 0.025% per annum on assets in excess of $1 billion, by an additional 0.025% per annum on assets in excess of $2.5 billion, by an additional 0.025% per annum on assets in excess of $5 billion and by an additional 0.025% per annum on assets in excess of $7.5 billion. To the extent any such reduction in the fee rate applies, the dollar amount of the fee reduction with respect to each share class is calculated and applied on a pro rata basis by reference to the percentage of the Fund’s average daily net assets attributable to that class.
Global Funds (Allianz AGIC Global, Allianz RCM Global Resources and Allianz RCM Global Small-Cap Funds):
The total administrative fee rate for each class of shares of each Fund shall be reduced according to the following schedule, each based on such Fund’s aggregate average daily net assets: by 0.025% per annum on assets in excess of $500 million, by an additional 0.025% per annum on assets in excess of $1 billion, by an additional 0.025% per annum on assets in excess of $2.5 billion, by an additional 0.025% per annum on assets in excess of $5 billion and by an additional 0.025% per annum on assets in excess of $7.5 billion. To the extent any such reduction in the fee rate applies, the dollar amount of the fee reduction with respect to each share class is calculated and applied on a pro rata basis by reference to the percentage of the Fund’s average daily net assets attributable to that class.

International Funds (Allianz AGIC Emerging Markets Opportunities, Allianz AGIC International, Allianz AGIC Pacific Rim, Allianz NFJ International Value and Allianz RCM Disciplined International Equity Funds):
The total administrative fee rate for each class of shares of each Fund shall be reduced according to the following schedule, each based on such Fund’s aggregate average daily net assets: by 0.025% per annum on assets in excess of $250 million, by an additional 0.025% per annum on assets in excess of $500 million, by an additional 0.025% per annum on assets in excess of $1 billion, by an additional 0.025% per annum on assets in excess of $2.5 billion, by an additional 0.025% per annum on assets in excess of $5 billion and by an additional 0.025% per annum on assets in excess of $7.5 billion. To the extent any such reduction in the fee rate applies, the dollar amount of the fee reduction with respect to each share class is calculated and applied on a pro rata basis by reference to the percentage of the Fund’s average daily net assets attributable to that class.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Schedule to Administration Agreement to be executed by their officers designated below on this 17th day of February, 2012.

ALLIANZ FUNDS
By:	/s/ Brian S. Shlissel
Name:	Brian S. Shlissel
Title:	President

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC
By:	/s/ Thomas J. Fuccillo
Name:	Thomas J. Fuccillo
Title:	Executive Vice President, Chief Legal Officer and Secretary